Exhibit 10.1


                                   CULP, INC.

                                OPTION AGREEMENT
                                ----------------

         Notice is hereby given of the following option grant (the "Option") to purchase shares of Common Stock of Culp, Inc. (the "Company") to the undersigned individual. Capitalized terms used but not otherwise defined herein shall have the same meanings given them in the Culp, Inc. 2002 Stock Option Plan (the "Plan"). The terms of the Option are as follows:

         Optionee:

         Option Grant Date:

         Vesting Commencement Date:

         Exercise Price: $( )

         Number of Option Shares:

         Option Expiration Date:

         Type of Option:

         Vesting Schedule:

         Option Subject to Plan. The Optionee acknowledges and agrees that this Option is subject to the terms and conditions of the Plan, which are incorporated herein by reference. The Optionee hereby acknowledges that he or she has previously been provided with a copy of the Plan.

         Exercise of Option. This Option shall be exercisable in one or more installments in accordance with the Vesting Schedule set forth above and the Plan. This Option must be exercised by signing and delivering to the Company an Option Exercise Form, a copy of which may be obtained from the Company.

         TRANSFER RESTRICTIONS. THE OPTIONEE HEREBY ACKNOWLEDGES AND AGREES THAT THIS OPTION IS SUBJECT TO CERTAIN TRANSFER RESTRICTIONS SPECIFIED IN THE PLAN.

         Additional Terms Applicable to an Incentive Option. If this Option is designated as an Incentive Option above, the following terms and conditions shall apply:

         (a) During the lifetime of the Optionee, this Option shall be exercisable only by the Optionee and shall not be assignable or transferable other than by will or by the laws of descent and distribution following the Optionee's death.

         (b) This Option shall cease to qualify for favorable tax treatment as an Incentive Option if (and to the extent) this Option is exercised for one or more Option Shares more than three months after the date the Optionee ceases to be an Employee for any reason other than death or Permanent Disability or more than twelve (12) months after the date the Optionee ceases to be an Employee by reason of death or Permanent Disability.


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         (c) No  installment  under this Option shall  qualify for favorable tax treatment as an Incentive Option if (and to the extent) the aggregate Fair Market Value (determined as of the date of grant) of the Common Stock for which such installment first becomes exercisable hereunder would, when added to the aggregate value (determined as of the respective dates of grant) of any earlier installments of the Common Stock and any other securities for which this Option or any other Incentive Options granted to the Optionee prior to the date of grant (whether under the Plan or any other plan of the Company or any Parent or Subsidiary) first become exercisable during the same calendar year, exceed One Hundred Thousand Dollars ($100,000) in the aggregate. Should such One Hundred Thousand Dollar ($100,000) limitation be exceeded in any calendar year, this Option shall nevertheless become exercisable for the excess shares in such calendar year as a Non-Qualified Option.

         (d) Should the exercisability of this Option be accelerated, then this Option shall qualify for favorable tax treatment as an Incentive Option only to the extent the aggregate Fair Market Value (determined as of the date of grant) of the Common Stock for which this Option first becomes exercisable in the calendar year in which the acceleration occurs does not, when added to the aggregate value (determined as of the respective dates of grant) of the Common Stock or other securities for which this Option or one or more other Incentive Options granted to the Optionee prior to the date of grant (whether under the Plan or any other Option plan of the Company or any Parent or Subsidiary) first become exercisable during the same calendar year, exceed One Hundred Thousand Dollars ($100,000) in the aggregate. Should the applicable One Hundred Thousand Dollar ($100,000) limitation be exceeded in the calendar year of such acceleration, the Option may nevertheless be exercised for the excess shares in such calendar year as a Non-Qualified Option.

         (e) Should the Optionee hold, in addition to this Option, one or more other Options to purchase Common Stock which become exercisable for the first time in the same calendar year as this Option, then the foregoing limitations on the exercisability of such Options as Incentive Options shall be applied on the basis of the order in which such Options are granted.

         No Employment or Service Contract. Nothing in this Notice or in the Plan shall confer upon the Optionee any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Parent or Subsidiary employing or retaining the Optionee) or of the Optionee to terminate the Optionee's Service at any time for any reason, with or without cause.

DATED:


                                       CULP, INC.

                                       By:
                                                --------------------------------




                                       OPTIONEE

                                                --------------------------------